Exhibit 99.1

Press Release
Two North Broadway
Lebanon, Ohio 45036

Company Contact: Eric J. Meilstrup President Chief Executive Officer LCNB National Bank (513) 932-1414	Investor and Media Contact: Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400.
emeilstrup@lcnb.com	andrew@smberger.com

LCNB CORP. REPORTS RECORD FINANCIAL RESULTS FOR
THE THREE AND SIX MONTHS ENDED JUNE 30, 2021
LCNB Wealth Assets Up 31.8% Year-over-Year to a Record $1.02 Billion
Total Assets Managed1 13.1% Higher Year-over-Year to a Record $3.08 Billion
Second Quarter Diluted Earnings Per Share Increased 5.1% Year-over-Year to a Second Quarter Record of $0.41

LEBANON, Ohio--LCNB Corp. ("LCNB") (NASDAQ: LCNB) today announced financial results for the three and six months ended June 30, 2021.

Commenting on the financial results, LCNB President and Chief Executive Officer Eric Meilstrup said, “LCNB achieved record second quarter earnings, driven by continued growth in total assets managed and strong asset quality. Growing assets, controlling risk, and diversifying revenue has helped LCNB successfully navigate the current low interest rate environment. Fee income generated from the Paycheck Protection Program (“PPP”) also contributed $402,000 to our record second quarter earnings as we processed $10.4 million of loan forgiveness under the program during the quarter. PPP loans continue to wind down and our loan portfolio included $23.8 million of PPP loans at June 30, 2021. In addition, we continue to benefit from robust fiduciary income associated with our rapidly growing wealth management business and, for the second quarter 2021, fiduciary income increased 44.5% over the prior year period to a quarterly record of $1.7 million."

Mr. Meilstrup continued, “Average net loans are up both sequentially and year-over-year, despite the $46 million of PPP loans forgiven over the past 12 months, which is a testament to our local presence and the value we provide customers within our compelling Ohio markets. In addition, while the competition for loans is high, we remain disciplined with our approach to risk and pricing of loans. As a result, our asset quality is robust as total non-performing loans are in line with pre-pandemic levels and net charge-offs continue to be limited. At June 30, 2021, we only had one $10.4 million relationship still in a COVID-19 deferral status, which is a 97.3% decline from the balance of COVID-19 deferrals at June 30, 2020.

1 Total Assets Managed includes LCNB Corp. Consolidated Assets, LCNB Wealth Management Assets (Trust and Investments and Brokerage accounts), Loans Serviced for Others, and Cash Management Services.

“We continue to focus on strategies that support our growth opportunities, increase operating efficiencies, improve our customer engagement, and enhance our digital resources. We continue to develop and retain proven bankers and financial professionals throughout our organization. Additionally, we continue to attract new talent and we recently enhanced our commercial lending presence to pursue additional loan opportunities within Northern Kentucky. We also recently rebranded our investment and trust services to LCNB Wealth, which is an important component of our enhanced go to market and cross-selling strategies. Overall, I am extremely pleased with the progress we are making and excited by the direction we are headed,” concluded Mr. Meilstrup.

Net income for the 2021 second quarter was $5,290,000, compared to $5,057,000 for the same period last year. Earnings per basic and diluted share for the 2021 second quarter were $0.41, compared to $0.39 for the same period last year. Net income for the six-month period ended June 30, 2021, was $10,530,000, compared to $10,083,000 for the same period last year. Earnings per basic and diluted share for the six-month period ended June 30, 2021, were $0.82, compared to $0.78 for the same period last year.

Net interest income for the three months ended June 30, 2021, was $14,369,000, compared to $13,998,000 for the comparable period in 2020. Net interest income for the six-month period ended June 30, 2021, increased $565,000 to $28,741,000, as compared to $28,176,000 in the same period last year. Favorably contributing to the variances for both the three- and six- month periods were fees recognized from PPP loans and market driven decreases in the average rates paid on deposits, aided by a shift from higher cost certificates of deposit to lower cost demand and savings products.

Non-interest income for the three months ended June 30, 2021, increased $995,000 or by 30.0% to $4,314,000, compared to $3,319,000 for the same period last year. For the six months ended June 30, 2021, non-interest income increased $621,000 or by 8.7% to $7,779,000, compared to $7,158,000 for the same period last year. The primary drivers of the second quarter and first half year-over-year increases in non-interest income were increased fiduciary income, deposit service charges, and a one-time refund for the Company’s Ohio Financial Institution taxes, which was included in other operating income.

Non-interest expense for the three months ended June 30, 2021, was $1,092,000 greater than the comparable period in 2020 primarily due to increases in salaries and employee benefits, equipment, marketing, FDIC insurance, contracted services, and other non-interest expenses. For the first half ended June 30, 2021, non-interest expense increased $1,512,000 from the comparable period in 2020.

Asset Quality
For the 2021 second quarter, LCNB recorded a $15,000 credit for loan losses, compared to a provision of $16,000 for the 2020 second quarter. For the six months ended June 30, 2021, LCNB recognized a credit for loan losses of $67,000, compared to a provision of $1,189,000 for the six months ended June 30, 2020. The $1,256,000 year-over-year improvement in the provision for loan losses was partially due to strong asset quality and last year’s proactive build in the Company’s allowance for loan losses associated with the potential economic impacts caused by the COVID-19 pandemic.

Net charge-offs for the 2021 second quarter were $12,000, compared to $8,000 for the same period last year. For the 2021 six-month period, net charge-offs were $9,000, compared to $218,000 or 0.03% of average loans for the 2020 six-month period.

Non-accrual loans and loans past due 90 days or more and still accruing interest decreased $576,000, from $3,914,000 or 0.29% of total loans at June 30, 2020, to $3,338,000 or 0.25% of total loans at June 30, 2021. Nonperforming assets to total assets was 0.18% at June 30, 2021, compared to 0.23% at June 30, 2020.

About LCNB Corp.
LCNB Corp. is a financial holding company headquartered in Lebanon, Ohio. Through its subsidiary, LCNB National Bank (the “Bank”), it serves customers and communities in Southwest and South-Central Ohio. A financial institution with a long tradition for building strong relationships with customers and communities, the Bank offers convenient banking locations in Butler, Clermont, Clinton, Fayette, Franklin, Hamilton, Montgomery, Preble, Ross, and Warren Counties, Ohio. The Bank continually strives to exceed customer expectations and provides an array of services for all personal and business banking needs including checking, savings, digital banking, personal lending, business lending, agricultural lending, business support, deposit and treasury, investment services, trust and IRAs and stock purchases. LCNB Corp. common shares are traded on the NASDAQ Capital Market Exchange® under the symbol “LCNB.” Learn more about LCNB Corp. at www.lcnb.com.

Forward-Looking Statements
Certain statements made in this news release regarding LCNB’s financial condition, results of operations, plans, objectives, future performance and business, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by the fact they are not historical facts and include words such as “anticipate”, “could”, “may”, “feel”, “expect”, “believe”, “plan”, and similar expressions. Please refer to LCNB’s Annual Report on Form 10-K for the year ended December 31, 2020, as well as its other filings with the SEC, for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements.

These forward-looking statements reflect management's current expectations based on all information available to management and its knowledge of LCNB’s business and operations. Additionally, LCNB’s financial condition, results of operations, plans, objectives, future performance and business are subject to risks and uncertainties that may cause actual results to differ materially. These factors include, but are not limited to:
1.the success, impact, and timing of the implementation of LCNB’s business strategies;
2.the significant risks and uncertainties for LCNB's business, results of operations and financial condition, as well as its regulatory capital and liquidity ratios and other regulatory requirements, caused by the COVID-19 pandemic, which will depend on several factors, including the scope and duration of the pandemic, its influence on financial markets, the effectiveness of LCNB's work from home arrangements and staffing levels in operational facilities, the impact of market participants on which LCNB relies, and actions taken by governmental authorities and other third parties in response to the pandemic;
3.the disruption of global, national, state, and local economies associated with the COVID-19 pandemic, which could affect LCNB's liquidity and capital positions, impair the ability of our borrowers to repay outstanding loans, impair collateral values, and further increase the allowance for credit losses;
4.LCNB’s ability to integrate future acquisitions may be unsuccessful, or may be more difficult, time-consuming, or costly than expected;
5.LCNB may incur increased loan charge-offs in the future;
6.LCNB may face competitive loss of customers;
7.changes in the interest rate environment may have results on LCNB’s operations materially different from those anticipated by LCNB’s market risk management functions;
8.changes in general economic conditions and increased competition could adversely affect LCNB’s operating results;
9.changes in regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact LCNB’s operating results;
10.LCNB may experience difficulties growing loan and deposit balances;
11.United States trade relations with foreign countries could negatively impact the financial condition of LCNB's customers, which could adversely affect LCNB 's operating results and financial condition;
12.deterioration in the financial condition of the U.S. banking system may impact the valuations of investments LCNB has made in the securities of other financial institutions resulting in either actual losses or other than temporary impairments on such investments;
13.difficulties with technology or data security breaches, including cyberattacks, that could negatively affect LCNB's ability to conduct business and its relationships with customers, vendors, and others;
14.adverse weather events and natural disasters and global and/or national epidemics; and
15.government intervention in the U.S. financial system, including the effects of recent legislative, tax, accounting and regulatory actions and reforms, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Jumpstart Our Business Startups Act, the Consumer Financial Protection Bureau, the capital ratios of Basel III as adopted by the federal banking authorities, and the Tax Cuts and Jobs Act.

Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist shareholders and potential investors in understanding current and anticipated financial operations of LCNB and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. LCNB undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.